Exhibit 4.1

[Execution Version]

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of January 4, 2023, among Quotient Limited (or its successor), a limited liability no par value company incorporated under the laws of Jersey, Channel Islands (the “Company”), the Guarantors party hereto, and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) under the indenture referred to below.

WHEREAS the Company has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of May 26, 2021, providing for the issuance of the Company’s 4.75% Convertible Senior Notes (the “Notes”), initially in an aggregate principal amount of $95,000,000, and pursuant to which the Company issued an additional $10,000,000 of Notes on June 2, 2021;

WHEREAS, Section 10.02 of the Indenture provides that the Company, the Guarantors and the Trustee may make certain amendments and supplements to the Indenture and the Notes with the written consent of each Holder of an outstanding Note affected (the “Requisite Unanimous Consent”);

WHEREAS, the Holders (including the beneficial owners) of all of the outstanding Notes (the “Consenting Holders”) have consented to certain amendments to the Indenture and the Notes, as set forth herein, and have authorized and directed the Trustee to execute and deliver this Supplemental Indenture (the “Consents”), it being understood that, in connection therewith, and to further evidence the receipt of all consents required to render this Supplemental Indenture effective and operative with respect to all Notes, including Notes that are beneficially owned through the book-entry system of The Depository Trust Company (the “DTC Securities”), each beneficial holder of the DTC Securities has, prior to the date hereof, instructed its applicable Depository Trust Company participant (the “Participant”) to instruct DTC to issue (or to direct Cede & Co. to issue) a proxy to the Participant in order to enable the applicable beneficial holder of DTC Securities to exercise the right to consent hereto as the record holder of such DTC Securities, in each case, in accordance with the applicable procedures of DTC (the “DTC Proxy and Consent”);

WHEREAS, pursuant to that certain Transaction Support Agreement, dated as of December 5, 2022, among the Company, the Guarantors, all holder of SSN Indebtedness (as defined in the Indenture), and certain Holders of outstanding Notes (the “TSA”), in consideration of the Holders of all outstanding Notes agreeing to enter into this Supplemental Indenture, the Company has agreed to consummate the transactions contemplated by steps 3.1(a) through 3.1(c) of the Implementation Steps Memo (as defined in the TSA), either pursuant to the terms thereof or as may be modified pursuant to the terms of the TSA;

WHEREAS, the Company and the Guarantors have done all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee in accordance with the terms of the Indenture and have satisfied all other conditions required under Article X of the Indenture; and

WHEREAS, pursuant to Section 10.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture with the consent of the Consenting Holders.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders (as defined in the Indenture) as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Amendments. Pursuant to the terms of the Consents and the receipt of the Requisite Unanimous Consent:

(a) Section 1.01 of the Indenture is hereby amended as follows:

(i) by adding the following definition in its relevant alphabetical order:

“PIK Notes” means Notes in an aggregate principal amount of $2,493,750 issued hereunder as payment “in-kind” of (and in satisfaction of any obligation to make a cash payment in respect of) accrued interest on the Notes that is due and payable on the Interest Payment Date occurring on November 15, 2022 pursuant to the terms of the Notes.”

(ii) by deleting “or” at the end of clause (c) of the definition of “Fundamental Change” and deleting clause (d) of such definition in its entirety.

(b)	Section 2.01 of the Indenture is hereby amended and restated in its entirety as follows:

“Designation and Amount. The Notes shall be designated as the “4.75% Convertible Senior Notes due 2026.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $95,000,000, subject to Section 2.11 and Section 2.12, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.07, Section 2.08, Section 10.04, Section 13.02 and Section 14.03.”

(c)	Section 2.03(a) of the Indenture is hereby amended by replacing the first sentence in its entirety with the following:

“The Notes shall be issuable in registered form with out coupons in denominations of $1.00 principal amount and integral multiples thereof.”

(d)	Section 2.03(b) of the Indenture is hereby amended by replacing the last sentence in its entirety with the follows:

“The Company shall pay interest (i) on any Physical Notes by wire transfer in immediately available funds to that Holder’s account within the United States, (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee or (iii) on November 15, 2022 Interest Payment Date in the form of PIK Notes.”

(e)	Section 2.12 is hereby added as follows:

“PIK Notes; Repurchases. Notwithstanding anything to the contrary in Section 2.11 hereof, the Company may without the consent of the Holders and notwithstanding Section 2.01, issue PIK Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such PIK Notes); provided that if any such PIK Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such PIK Notes shall have a separate CUSIP number. Prior to the issuance of any such PIK Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.09 and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase. For the avoidance of doubt, the PIK Notes shall be deemed to be “Notes” hereunder, and the Notes, including any PIK Notes, shall be treated as a single class for all purposes under this Indenture, including directions provided to the Trustee, waivers, amendments, redemptions and offers to purchaser, conversion rights, and otherwise, and shall rank on a parity basis in right of payment.”

(f)	Section 4.14(b)(ii) of the Indenture is hereby amended and restated in its entirety as follows:

““the Incurrence by any of the Company and the Guarantors of the Notes (including PIK Notes) and the related Guarantees (and any exchanges of Notes and Guarantees thereof) in an aggregate amount at any time outstanding not to exceed $112,493,750;”

(g)

Section 13.01 of the Indenture is hereby amended by replacing the phrase “(if the portion to be converted is $1,000 principal amount or an integral multiple thereof)” with “(if the portion to be converted is $1,000 principal amount or an integral multiple of $1.00 in excess thereof)”.

(h)	Section 14.01 of the Indenture is hereby amended as follows:

(i) replacing the phrase “$1,000 or an integral multiple of $1,000” in clause (a) thereof with “$1,000 or an integral multiple of $1.00 in excess thereof”.

(ii) replacing the phrase”$1,000 or an integral multiple thereof” in clause (b)(iv) thereof with “$1,000 or an integral multiple of $1.00 in excess thereof”.

(i)

Section 14.02 of the Indenture is hereby amended by replacing the phrase “$1,000 or an integral multiple of $1,000” in clause (ii) thereof with “$1,000 or an integral multiple of $1.00 in excess thereof”.

(j)	The first paragraph of Form of Face of Note and each Note issued under the Indenture is hereby amended and restated in its entirety as follows:

“Quotient Limited, a limited liability no par value company incorporated under the laws of Jersey, Channel Islands (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, which amount, taken together with the principal amounts of all other outstanding Notes (including PIK Notes), shall not, unless permitted by the Indenture, exceed $112,493,750 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on May 26, 2026, and interest thereon as set forth below.”

(k)	The fourth paragraph of Form of Face of Note and each Note issued under the Indenture is hereby amended by adding the following sentence at the end thereof as follows:

“Notwithstanding anything to the contrary in the Indenture or this Note, interest due and payable on the November 15, 2022 Interest Payment Date shall be payable in the form of the PIK Note.”

(l)	The first paragraph of Form of Reverse of Note and each Note issued under the Indenture is hereby amended and restated in its entirety by adding the following sentence as penultimate sentence:

“PIK Notes may be issued in an aggregate principal amount of up to $2,493,750, subject to certain conditions specified in the Indenture.”

(m) The first sentence of the seventh paragraph of Form of Reverse of Note and each Note issued under the Indenture is hereby amended and restated in its entirety as follows:

“The Notes are issuable in registered form without coupons in denominations of $1.00 principal amount and integral multiples thereof.”

(n) The ninth paragraph of Form of Reverse of Note and each Note issued under the Indenture is hereby amended and restated in its entirety as follows:

“Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples of $1.00 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.”

(o) The tenth paragraph of Form of Reverse of Note and each Note issued under the Indenture is hereby amended and restated in its entirety as follows:

“Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the second Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple of $1.00 in excess thereof, into shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.”

(p) The first paragraph of Form of Notice of Conversion attached as Attachment 1 to Form of Note and each Note issued under the Indenture is hereby amended by replacing the phrase “(that is $1,000 principal amount or an integral multiple thereof)” with the phrase “(that is $1,000 principal amount or an integral multiple of $1.00 in excess thereof)”.

3. Effect. This Supplemental Indenture shall become effective and binding on the Company, the Guarantors, the Trustee, and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture, in each case, automatically and immediately upon the due execution of this Supplemental Indenture and receipt of the DTC Proxy and Consent. The date on which the amendments set forth in Article 2 of this Supplemental Indenture become operative is referred to herein as the “Operative Date”. The Company shall promptly inform the Trustee in writing (which may be by email) of the occurrence of the Operative Date, which notice shall be accompanied by an Officers’ Certificate (which may be a ..pdf copy), together with copies of the DTC Proxy and Consent, confirming that each of the conditions precedent to the execution of this Supplemental Indenture and the issuance of the PIK Notes has been satisfied and an Opinion of Counsel covering such matters set forth in Sections 10.02, 10.05 and 17.05 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby. If any provision of this Supplemental Indenture is inconsistent with a provision of the Indenture or the Securities, the terms of this Supplemental Indenture shall govern.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

QUOTIENT LIMITED

By:	/s/ Manuel O Mendez
Name: Manuel O Mendez
Title: Director

[Quotient – Signature Page to Fourth Supplemental Indenture to Convertible Note Indenture]

QBD (QS IP) LIMITED, as Guarantor

By:	/s/ Ali Kiboro
Name:	Ali Kiboro
Title:	Director

[Quotient – Signature Page to Fourth Supplemental Indenture to Convertible Note Indenture]

QUOTIENT BIODIAGNOSTICS, INC., as Guarantor

By:	/s/ Mohammad El Khoury
Name:	Mohammad El Khoury
Title:	Director

[Quotient – Signature Page to Fourth Supplemental Indenture to Convertible Note Indenture]

ALBA BIOSCIENCE LIMITED, as Guarantor

By:	/s/ Ali Kiboro
Name:	Ali Kiboro
Title:	Director

[Quotient – Signature Page to Fourth Supplemental Indenture to Convertible Note Indenture]

QUOTIENT SUISSE SA, as Guarantor

By:	/s/ Manuel O. Méndez
Name:	Manuel O. Méndez
Title:	Director

[Quotient – Signature Page to Fourth Supplemental Indenture to Convertible Note Indenture]

QUOTIENT IBERIA, S.L.U.,
as Guarantor

By:	/s/ Ali Kiboro
Name:	Ali Kiboro
Title:	Director

[Quotient – Signature Page to Fourth Supplemental Indenture to Convertible Note Indenture]

QUOTIENT MIDDLE-EAST AND AFRICA FZ LLC,
as Guarantor

By:	/s/ Mohammad El Khoury
Name:	Mohammad El Khoury
Title:	Director

[Quotient – Signature Page to Fourth Supplemental Indenture to Convertible Note Indenture]

QUOTIENT NETHERLANDS B.V. as Guarantor

By:	/s/ Ali Kiboro
Name:	Ali Kiboro
Title:	Director

[Quotient – Signature Page to Fourth Supplemental Indenture to Convertible Note Indenture]

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By:	/s/ Raye Goldsborough
Name: Raye Goldsborough
Title: Vice President

[Quotient – Signature Page to Fourth Supplemental Indenture to Convertible Note Indenture]

[Signature Page to Fourth Supplemental Indenture]